Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Energy XXI Gulf Coast, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-215587) of Energy XXI Gulf Coast, Inc. and subsidiaries of our report dated February 22, 2017, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas
February 22, 2017